Exhibit 21

Subsidiaries of United Community Banks, Inc.

Subsidiary	State of Organization

United Community Bank	Georgia
doing business as:
United Community Bank - Union County
United Community Bank - Habersham
United Community Bank - Lumpkin/Hall County
United Community Bank - Adairsville
United Community Bank - Rome
United Community Bank - Summerville

Brintech, Inc.	Florida

Union Holdings, Inc.	Nevada

United Community Bank	North Carolina

Carolina Holdings, Inc.	Nevada

United Community Bank North Georgia	Georgia
doing business as:
United Community Bank North Georgia - Blue Ridge
United Community Bank North Georgia - McCaysville
United Community Bank North Georgia - Gilmer County

Fannin Holdings, Inc.	Nevada

United Community Bank White County	Georgia

White Holdings, Inc.	Nevada

United Community Bank Towns County	Georgia

United Community Bank Rabun County	Georgia

United Community Bank Metro	Georgia

United Community Bank Dawson County	Georgia

United Community Bank West Georgia	Georgia

United Community Agencies, Inc.	North Carolina

United Intellectual Property Holdings, Inc.	Nevada

United Community Capital Trust	Delaware

United Community Capital Trust II	Delaware

United Community Capital Trust I	Connecticut